Exhibit 10.57

AMENDMENT TO AGREEMENT

The following provisions are hereby incorporated into, and are hereby made a part of, that certain Settlement Agreement dated August 19, 2008 by and among Matech Corp., a Delaware corporation (f/k/a Material Technologies, Inc.) (“MaTech”), RBC Dexia Investor Services Bank Luxembourg (“Julius Baer”), Anima S.G.R.P.A. Rubrica Anima America (“Anima”), and Kreuzfeld Ltd., (“Kreuzfeld”) and such provisions are effective retroactively to the date of the Agreement (the “Effective Date”).  All capitalized terms in this Amendment to Agreement, to the extent not otherwise defined herein, shall have the meanings assigned to such terms in the Agreement.

1.	With respect to Julius Baer only, Section 1.2 of the Agreement is hereby amended, as follows:

1.2      Julius Baer hereby agrees to return to MaTech, any and all shares of common stock held by them, including the Common Stock, in exchange for a number of newly issued shares of MaTech common stock equal to 50% of those shares returned by them (the “Shares”);

2.	Section 1.5 is hereby deleted in its entirety.

3.	All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, the Parties have caused this Amendment to Agreement to be duly executed and delivered as of November 4, 2008.

MATECH CORP., a Delaware corporation	RBC DEXIA INVESTOR SERVICES BANK LUXEMBOURG,

By: Robert M. Bernstein	By:
Its: Chief Executive Officer	Its: